UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
___________

Date of Report (Date of earliest event reported):  November 13, 2009 (November 10, 2009)
___________

MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 910
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On November 10, 2009, Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”), entered into a placement agency agreement (the “First Placement Agreement”) with Canaccord Adams, Inc. (the “Placement Agent”) pursuant to which the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of up to an aggregate of 3,903,720 units (“Units”) in a registered direct public offering (the “First Offering”).  On the next day, the Company entered into another placement agency agreement (the “Second Placement Agreement”) with the Placement Agent pursuant to which the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of up to an aggregate of 2,500,000 Units in a registered direct public offering (the “Second Offering, collectively with the First Offering, the “Offerings”).  Each Unit consisted of (i) one share (all such shares, the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”) and (ii) a one-fifth of a warrant to purchase one share of Common Stock (all such warrants, the “Warrants”).  The sale of the Units is being made pursuant to subscription agreements (the “Subscription Agreements”) between the Company and each investor at a purchase price of $1.73 per Unit.  The Warrants are exercisable for shares of Common Stock at a price of $2.50 per share and may be exercised by the holders thereof at any time from and after May 17, 2010 until their expiration on November 16, 2012.   The Units will be issued pursuant to prospectus supplements filed with the Securities and Exchange Commission (“SEC”) in connection with takedowns from the Company’s shelf registration statement on Form S-3 (File No. 333-161937), which became effective on October 15, 2009.

The Company has agreed to pay the Placement Agent a fee equal to 5% of the aggregate gross proceeds received in the Offerings.  The Company has also agreed to reimburse the Placement Agent for up to $100,000 in expenses incurred by it in connection with the Offerings, including legal fees and expenses of counsel to the Placement Agent.

The net proceeds to the Company from the First Offering, after deducting placement agent fees and the Company’s estimated offering expenses, are expected to be approximately $6,215,764.  The net proceeds to the Company from the Second Offering, after deducting placement agent fees and the Company’s estimated offering expenses, are expected to be approximately $4,008,750.  The Offerings are expected to close on or about November 16, 2009, subject to the satisfaction of customary closing conditions.  The Company intends to use these net proceeds for general working capital purposes.

The descriptions of the Warrants, the Subscription Agreements, the First Placement Agreement and the Second Placement Agreement, set forth above do not purport to be complete and are qualified in their entirety by reference to each such document, filed as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

On November 11, 2009, the Company issued a press release announcing the Second Offering.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
4.1	Form of Warrant
10.1	Form of Subscription Agreement
10.2	Placement Agency Agreement, dated as of November 10, 2009, by and between Magnum Hunter Resources Corporation and Canaccord Adams Inc. for the sale of up to an aggregate of 3,903,720 Units
10.3	Placement Agency Agreement, dated as of November 11, 2009, by and between Magnum Hunter Resources Corporation and Canaccord Adams Inc. for the sale of up to an aggregate of 2,500,000 Units
99.1	Press Release, dated November 11, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: November 13, 2009	By: /s/ Gary C. Evans
Name: Gary C. Evans
Title Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Warrant
10.1	Form of Subscription Agreement
10.2	Placement Agency Agreement, dated as of November 10, 2009, by and between Magnum Hunter Resources Corporation and Canaccord Adams Inc. for the sale of up to an aggregate of 3,903,720 Units
10.3	Placement Agency Agreement, dated as of November 11, 2009, by and between Magnum Hunter Resources Corporation and Canaccord Adams Inc. for the sale of up to an aggregate of 2,500,000 Units
99.1	Press Release, dated November 11, 2009